UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2011

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TX Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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Georgia
(State or Other Jurisdiction of Incorporation)

000-32335	58-2558701
(Commission File Number)	(IRS Employer Identification No.)

12080 Virginia Blvd
Ashland, Kentucky	41102
(Address of Principal Executive Offices)	(Zip Code)

(305)420-6781
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrants' Business and Operations

Item 1.01  Entry into Material Definitive Agreement

On January 28, 2011 TX Holdings,Inc entered into an agreement with Masada Oil & Gas Inc. to acquire the remaining 25% working interest in the Park's lease which the Company currently owns a 75% working interest.

As part of the agreement, the Company also acquired a storage building and approximately two acres of land. In return, the Company will relinquish an 8.5% working interest which it currently holds in the Contract Area 1 lease, pay the sum of $10,000 and, assume the current 25% lease owners' liability estimated at approximately $20,000.

The additional 25% working interest will increment the Company's share on the Park's lease revenue stream and, focus the Company in raising the lease current production level.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2011	TX Holdings, Inc.
(Registrant)

By: /s/ William "Buck" Shrewsbury
William "Buck" Shrewsbury, Chairman